                                                                     EXHIBIT 4.3

              FIRST AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT
              --------------------------------------------------

        THIS FIRST AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT (this "First Amendment") is made and entered into as of the 21st day of June, 1996, but effective as of June 7, 1996 (the "First Amendment Effective Date"), among EDGE JOINT VENTURE II, as Borrower ("Borrower"), and COMPASS BANK-HOUSTON, as Lender ("Lender").


                             W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, on July 11, 1995, Borrower and Lender entered into a certain Credit Agreement (the "Credit Agreement") whereby, upon the terms and conditions therein stated, Lender agreed to make certain loans and extend certain credit to Borrower; and

        WHEREAS, Borrower and Lender mutually desire to amend certain aspects of the Credit Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Borrower and Lender hereby agree that the Credit Agreement shall be amended as follows:

        Section 1. Certain Definitions. As used in this First Amendment, the terms "Borrower," "Credit Agreement," "First Amendment," "First Amendment Effective Date," and "Lender," shall have the meanings indicated above; and unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein, unless the context hereof otherwise requires.

        Section 2.   Amendments to Credit Agreement.

        Section 2.1.  Defined Terms.  The following terms, which are defined in
Section 1.02 of the Credit Agreement, are hereby amended as follows:

                (a) The term "Agreement" is hereby amended to mean the Credit Agreement, as amended and supplemented by this First Amendment and as the same may from time to time be further amended or supplemented.

                (b) The term "Note" is hereby amended to mean the Note being in the form of Exhibit A attached to the Credit Agreement, as modified and extended by the Modification Agreement, together with any and all future renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

                (c)  The term "Revolving Credit Note" is hereby deleted.

                (d) The term "Revolving Credit Termination Date" is hereby amended to mean June 1, 1998.

        Section 2.2. Additional Defined Terms. Section 1.02 of the Credit Agreement is hereby further amended by adding the following new definitions, which read in their entirety as follows:

                "First Amendment" shall mean that certain First Amendment and Supplement to Credit Agreement dated effective as of June 7, 1996, between the Borrower and the Lender.

                "Modification Agreement" shall mean that certain Note Modification and Extension Agreement dated effective as of June 7, 1996, between the Borrower and the Lender.

        Section 3. Amendments to the Credit Agreement. The following provisions of the Credit Agreement shall be amended as follows:

        (a) Section 2.04 Fees. Section 2.04 of the Credit Agreement is hereby amended by adding thereto a new subsection (d) to read as follows:

                "(d) Facility Fee. The Borrower shall pay a facility fee of $7,500 to the Lender on the First Amendment Effective Date."

        (b) Section 2.07 Borrowing Base. Pursuant Section 2.07 of the Credit Agreement, the Borrowing Base shall be $9,500,000 for the period from and after the First Amendment Effective Date, up to but excluding August 1, 1996.

        (c)     Section 9.12  Cash Flow to Debt Service Coverage Ratio.  Section
9.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Section 9.12 Cash Flow to Debt Service Coverage Ratio.

                The Borrower will not permit its Cash Flow to Debt Service Ratio as at the end of any fiscal quarter of the Borrower to be less than 1.25 to 1.00. For purposes of this Section 9.12, "Cash Flow to Debt Service Ratio" shall mean the ratio of (i) net income plus depreciation, depletion, amortization and any other non-cash expenses less non-cash income for such fiscal quarter ending on such date to (ii) cash payments made for principal on debt or capital leases for such fiscal quarter of the Borrower."

        3. Default. Any default under this First Amendment shall constitute a default under the Credit Agreement.

        4. Representations and Warranties. The Borrower represents and warrants to the Lender that:

        (i) There exists no default or event of default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended;

        (ii) The Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement, as hereby amended, required to be performed or complied with by it; and

        (iii) The representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended, were true and correct when made and are true and correct in all material respects at and as of the time of delivery of this First Amendment.

        5. Extent of Amendments. Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

        6. Counterparts. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7. References. On and after the First Amendment Effective Date, the terms "Agreement", "hereof," "herein," "hereunder," and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as supplemented and amended by this First Amendment.

        NOTICE. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT, AS SUPPLEMENTED AND AMENDED HEREBY, THE NOTE, AS MODIFIED AND EXTENDED BY THE MODIFICATION AGREEMENT, AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        This First Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

        EXECUTED as of the First Amendment Effective Date.

                                                BORROWER:
                                                --------

                                                EDGE JOINT VENTURE II


                                                By:  Edge Petroleum Corporation,
                                                     Managing Venturer

                                                     By: /s/ John E. Calaway
                                                        ________________________
                                                           John E. Calaway
                                                           President

                                                LENDER:
                                                ------

                                                COMPASS BANK-HOUSTON


                                                By: /s/ Dorothy Marchand Wilson
                                                   ____________________________
                                                      Dorothy Marchand Wilson
                                                      Vice President

                               CREDIT AGREEMENT



                           DATED AS OF JULY 11, 1995


                                    BETWEEN

                             EDGE JOINT VENTURE II
                                  AS BORROWER

                                      AND

                             COMPASS BANK-HOUSTON,
                                   AS LENDER



     $20,000,000 Revolving Credit

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----


                                   ARTICLE I

                      DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01  Terms Defined Above ...................................  1
Section 1.02  Certain Defined Terms .................................  1
Section 1.03  Accounting Terms and Determinations ................... 10

                                  ARTICLE II

                                  COMMITMENTS

Section 2.01  Loans ................................................  11
Section 2.02  Borrowings ...........................................  11
Section 2.03  Changes of Revolving Credit Commitment ...............  11
Section 2.04  Fees .................................................  12
Section 2.05  Note .................................................  12
Section 2.06  Prepayments ..........................................  12
Section 2.07  Borrowing Base .......................................  13
Section 2.08  Nonrecourse Obligations ..............................  14

                                  ARTICLE III

                      PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01  Repayment of Loans ...................................  14
Section 3.02  Interest .............................................  14

                                  ARTICLE IV

                         PAYMENTS; COMPUTATIONS; ETC.

Section 4.01  Payments .............................................  15
Section 4.02  Computations .........................................  15
Section 4.03  Set-off ..............................................  15
Section 4.04  Disposition of Proceeds ..............................  15

                                   ARTICLE V

Intentionally Left Blank ...........................................  16

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

Section 6.01  Initial Funding ...................................... 16
Section 6.02  Initial and Subsequent Loans ......................... 17

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

Section 7.01  Existence ............................................ 18
Section 7.02  Financial Condition .................................. 18
Section 7.03  Litigation ........................................... 19
Section 7.04  No Breach ............................................ 19
Section 7.05  Authority ............................................ 19
Section 7.06  Approvals ............................................ 19
Section 7.07  Use of Loans ......................................... 19
Section 7.08  ERISA ................................................ 20
Section 7.09  Taxes ................................................ 20
Section 7.10  Titles, Etc. ......................................... 20
Section 7.11  No Material Misstatements ............................ 20
Section 7.12  Investment Company Act ............................... 21
Section 7.13  Public Utility Holding Company Act ................... 21
Section 7.14  Subsidiaries and Partnerships ........................ 21
Section 7.15  Location of Business and Offices ..................... 21
Section 7.16  Defaults ............................................. 21
Section 7.17  Environmental Matters ................................ 21
Section 7.18  Compliance with the Law .............................. 22
Section 7.19  Insurance ............................................ 23
Section 7.20  Hedging Agreements ................................... 23
Section 7.21  Restriction on Liens ................................. 24
Section 7.22  Material Agreements .................................. 24
Section 7.23  Gas Imbalances ....................................... 24
Section 7.24  Partnership Agreement ................................ 24
Section 7.25  Remittances .......................................... 24

                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

Section 8.01  Financial Statements ................................. 24
Section 8.02  Litigation ........................................... 25
Section 8.03  Maintenance, Etc. .................................... 26

Section 8.04  Environmental Matters ................................ 27
Section 8.05  Further Assurances ................................... 27
Section 8.06  Performance of Obligations ........................... 28
Section 8.07  Engineering Reports .................................. 28
Section 8.08  Title Information .................................... 29
Section 8.09  Additional Collateral ................................ 29
Section 8.10  Change in Management ................................. 30
Section 8.12  Operating Accounts ................................... 30

                                  ARTICLE IX

                              NEGATIVE COVENANTS

Section 9.01  Debt ................................................. 30
Section 9.02  Liens ................................................ 31
Section 9.03  Investments, Loans and Advances ...................... 31
Section 9.04  Dividends, Distributions and Redemptions ............. 32
Section 9.05  Sales and Leasebacks ................................. 33
Section 9.06  Nature of Business ................................... 33
Section 9.07  Limitation on Leases ................................. 33
Section 9.08  Mergers, Etc. ........................................ 33
Section 9.09  Proceeds of Note ..................................... 33
Section 9.10  Sale or Discount of Receivables ...................... 33
Section 9.11  Tangible Venturer's Capital .......................... 33
Section 9.12  Cash Flow to Debt Service Coverage Ratio ............. 34
Section 9.13  Sale of Oil and Gas Properties ....................... 34
Section 9.14  Environmental Matters ................................ 34
Section 9.15  Transactions with Affiliates ......................... 34
Section 9.16  Subsidiaries and Partnerships ........................ 35
Section 9.17  Negative Pledge Agreements ........................... 35
Section 9.18  Gas Imbalances, Take-or-Pay or Other Prepayments ..... 35
Section 9.19  Partnership Agreement ................................ 35
Section 9.20  Subordinated Note .................................... 35

                                   ARTICLE X

                          EVENTS OF DEFAULT; REMEDIES

Section 10.01  Events of Default ................................... 35
Section 10.02  Remedies ............................................ 37

                                  ARTICLE XI

                                 MISCELLANEOUS

Section 11.01  Waiver .............................................. 38
Section 11.02  Letters in Lieu ..................................... 38
Section 11.03  Notices ............................................. 38
Section 11.04  Payment of Expenses, Indemnities, Etc. .............. 38
Section 11.05  Amendments, Etc. .................................... 41
Section 11.06  Successors and Assigns .............................. 41
Section 11.07  Assignments and Participations ...................... 41
Section 11.08  Invalidity .......................................... 42
Section 11.09  Counterparts ........................................ 42
Section 11.10  References .......................................... 42
Section 11.11  Survival ............................................ 42
Section 11.12  Captions ............................................ 42
Section 11.13  NO ORAL AGREEMENTS .................................. 42
Section 11.14  GOVERNING LAW; SUBMISSION TO JURISDICTION ........... 43
Section 11.15  Interest ............................................ 43
Section 11.16  Confidentiality ..................................... 44
Section 11.17  Effectiveness ....................................... 45
Section 11.18  EXCULPATION PROVISIONS .............................. 45

Exhibit A          -  Form of Note
Exhibit B          -  Form of Borrowing Request
Exhibit C          -  Form of Compliance Certificate
Exhibit D          -  Form of Letter in Lieu
Exhibit E          -  List of Security Instruments
Exhibit F          -  Copy of Subordinated Note


Schedule 7.02      -  Liabilities
Schedule 7.03      -  Litigation
Schedule 7.09      -  Taxes
Schedule 7.10      -  Titles, Etc.
Schedule 7.14      -  Subsidiaries and Partnerships
Schedule 7.17      -  Environmental Matters
Schedule 7.19      -  Insurance
Schedule 7.20      -  Hedging Agreements
Schedule 7.22      -  Material Agreements
Schedule 7.23      -  Gas Imbalances
Schedule 9.01      -  Debt
Schedule 9.02      -  Liens
Schedule 9.03      -  Investments, Loans and Advances

          THIS CREDIT AGREEMENT dated as of July 11, 1995 is between: EDGE JOINT VENTURE II, a joint venture formed under the laws of the State of Texas, (the "Borrower") among the Venturers (hereinafter defined) with Edge Petroleum Corporation as Managing Venturer, and COMPASS BANK-HOUSTON, a Texas State Chartered Banking Institution (the "Lender").

                                R E C I T A L S

     A. The Borrower has requested that the Lender provide certain loans to the Borrower.

     B. The Lender has agreed to make such loans subject to the terms and conditions of this Agreement.

     C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:


                                   ARTICLE I

                      DEFINITIONS AND ACCOUNTING MATTERS

          Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Borrower" and "Lender" shall have the meanings indicated above.

          Section 1.02 Certain Defined Terms. As used herein, when capitalized the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Affiliate" of any Person shall mean any Person directly or indirectly controlled by, controlling or under common control with such first Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean any Person, excluding Venturers, which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended or supplemented.

          "Applicable Margin" shall mean 3/4 of 1% per annum.

          "Base Rate" shall mean for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the Index Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.07.

          "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

          "Closing Date" shall mean July 11, 1995.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

          "Commitment" shall mean the Lender's obligation to make the Loans pursuant to Section 2.01.

          "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money);
     (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, which are substantially equal to at least eighty percent (80%) of the purchase price of the Property subject to such lease plus interest as an imputed rate of interest; (vi) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others; (ix) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; (x) all obligations of such Person under Hedging Agreements; and
     (xi) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments.

          "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default, provided that such definition shall not expand the rights of Lender to declare an Event of Default without giving notice as required by the Loan Documents.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Effective Date" shall have the meaning assigned such term in Section 11.17.

          "Engineering Reports" shall have the meaning assigned such term in
     Section 2.07.

          "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower is conducting or at any time has conducted business, or where any Property of the Borrower is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "Event of Default" shall have the meaning assigned such term in
     Section 10.01.

          "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (ii) Liens in connection with workers compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments, including without limitation the Subordinated Note and Liens in favor of the operator arising under operating agreements.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions.

          "Financial Statements" shall mean the financial statement or statements of the Borrower described or referred to in Section 7.02.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower and its Property or the Lender.

          "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          "Hedging Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction.

          "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness under laws applicable to the Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

          "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom, which Hydrocarbons are produced from the Mortgaged Property.

          "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Lender in connection with the Loan Documents and all renewals, extensions and/or rearrangements of any of the above.

          "Indemnified Parties" shall have the meaning assigned such term in
     Section 11.04(b).

          "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

          "Index Rate" shall mean, on any day, the prime rate as published in The Wall Street Journal's "Money Rates" table for such day. If multiple prime rates are quoted in such table, then the highest prime rate quoted therein shall be the Index Rate. In the event that a prime rate is not published in The Wall Street Journal's "Money Rates" table, the Lender will choose a substitute Index Rate, for purposes of calculating the Base Rate, which is based on comparable information, until such time as a prime rate is published in The Wall Street Journal's "Money Rates" tables.

          "Initial Funding" shall mean the funding of the initial Loans pursuant to Section 6.01 hereof.

          "Initial Reserve Report" shall mean the report of Ryder-Scott Co., dated as of January 1, 1995, as revised in the reports dated April 11, 1995 and May 4, 1995, with respect to the Oil and Gas Properties of the Borrower, a copy of which has been delivered to the Lender.

          "Letter in Lieu" shall mean the letter in lieu referred to on Exhibit D.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

          "Loan Documents" shall mean this Agreement, the Note and the Security Instruments.

          "Loans" shall mean the loans as provided for by Section 2.01(a).

            "Managing Venturer" shall mean Edge Petroleum Corporation, a Texas corporation and managing venturer of the Borrower.

          "Material Adverse Effect" shall mean any material and adverse effect, as determined by the Lender, on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of the Borrower different from those reflected in the Financial Statements or from the facts represented or warranted in this Agreement or any Security Instrument, or (ii) the ability of the Borrower to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet its obligations under the Loan Documents on a timely basis.

          "Maximum Credit Amount" at any time shall equal $20,000,000.

          "Mortgaged Property" shall mean the Property owned by the Borrower and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

          "Note" shall mean the Note provided for by Section 2.05, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

          "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

          "Partnership Agreement" shall mean the written Joint Venture Agreement among the Venturers dated April 8, 1991, as may be amended hereafter.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Note which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 5% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate.

          "Principal Office" shall mean the principal office of the Lender, presently located at 24 Greenway Plaza, Suite 1401, Houston, Texas 77046.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Quarterly Dates" shall mean the first day of each April, July, October, and January, in each year, the first of which shall be October 1, 1995; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

          "Redetermination Date" shall have the meaning assigned such term in
     Section 2.07(a).

          "Reserve Report" shall mean a report, in form and substance satisfactory to the Lender, setting forth, as of each January 1 (for the Reserve Report due each April 1 pursuant to Section 8.07(a) and July 1 (for the Reserve Report due each October 1 pursuant to Section 8.07(b)) (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to the Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Lender may reasonably request.

          "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Managing Venturer of the Borrower.

          "Revolving Credit Commitment" shall mean the obligation of the Lender to make Loans to the Borrower under Section 2.01 hereof, up to the lesser of the Borrowing Base or $20,000,000.

          "Revolving Credit Loan" shall mean Loans made pursuant to Section 2.01 hereof.

          "Revolving Credit Note" shall mean the promissory note or notes (whether one or more) of the Borrower described in Section 2.05 hereof and being in the form of Exhibit A hereto.

          "Revolving Credit Period" shall mean the period from the Closing Date to and ending on the Revolving Credit Termination Date.

          "Revolving Credit Termination Date" shall mean, unless the Commitment is sooner terminated pursuant to Sections 10.02 hereof, June 1, 1997.

          "Scheduled Redetermination Dates" shall have the meaning assigned such term in Section 2.07(d).

          "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

          "Security Instruments" shall mean the agreements or instruments described or referred to in Exhibit E, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between the Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Note or this Agreement, as such agreements may be amended, supplemented or restated from time to time.

          "Subordinated Note" shall mean the subordinated promissory note dated January 3, 1995, executed by the Borrower payable to the order of James Calaway, Sr., in the original principal amount of $2,000,000, a copy of which is attached hereto as Exhibit F.

          "Subordination Agreement" shall mean the Subordination Agreement of even date herewith among the Borrower, James Calaway, Sr., and the Lender, relating to the Subordinated Note.

          "Subsidiary" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries.

          "Venturers" shall mean Edge Petroleum Corporation, Edge Group II Limited Partnership, Gulfedge Limited Partnership and Edge Group Partnership.

          Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lender hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                  ARTICLE II

                                  COMMITMENTS

          Section 2.01  Loans.

          Revolving Credit Loans. The Lender agrees, on the terms of this Agreement, to make Loans to the Borrower during the period from and including the Closing Date to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by the Lender hereunder at any one time outstanding shall not exceed the Revolving Credit Commitment. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01.

          Section 2.02  Borrowings.

          (a) Borrowings. The Borrower shall give the Lender advance notice as hereinafter provided of each borrowing hereunder, which shall specify the aggregate amount of such borrowing, and the date (which shall be a Business
     Day) of the Loans to be borrowed.

          (b) Minimum Amounts. All borrowings shall be in amounts of at least $250,000 or the remaining balance of the Revolving Credit Commitment, if less, or any whole multiple of $50,000 in excess thereof, with such borrowings to be advanced by Lender and deposited in Borrower's account maintained with Lender.

          (c) Notices. All borrowings shall require written notice, including via facsimile, to the Lender in the form of Exhibit B hereto by a Responsible Officer of Borrower, which in each case shall be irrevocable, from the Borrower to be received by the Lender not later than 10:00 a.m. Houston, Texas, time on the date of such borrowing.

          Section 2.03  Changes of Revolving Credit Commitment.

          The Revolving Credit Commitment shall at all times be equal to the lesser of (i) the Maximum Credit Amount or (ii) the Borrowing Base as determined from time to time.

          Section 2.04  Fees.

          (a) Commitment Fee. The Borrower shall pay to the Lender a commitment fee on the daily average unused amount of the Revolving Credit Commitment for the period from and including the Closing Date up to but excluding the earlier of the date the Commitment is terminated or the Revolving Credit Termination Date, at a rate per annum equal to 1/2 of 1%. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Commitment is terminated or the Revolving Credit Termination Date.

          (b) Facility Fee. The Borrower shall pay on the Closing Date to the Lender a facility fee of $8,750.

          (c) Engineering Fee. The Borrower shall pay to the Lender $5,000 for each regularly scheduled semi-annual redetermination of the Borrowing Base and for each redetermination made at the Borrower's request.

          Section 2.05 Note. The Revolving Credit Loans shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated the Closing Date, payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment and otherwise duly completed. The date, amount of each Loan and all payments made on account of the principal thereof, shall be recorded by the Lender on its books for the Note, and, prior to any transfer, endorsed by the Lender on the schedule attached to such Note or any continuation thereof. Such records shall be deemed conclusive absent manifest error.

          Section 2.06  Prepayments.

          (a) The Borrower may prepay the Loans upon prior notice to the Lender, which notice shall specify the prepayment date (which shall be a Business
     Day) and the amount of the prepayment (which shall be at least $50,000 or the remaining principal balance outstanding on the Note) and shall be irrevocable and effective only upon receipt by the Lender.

          (b) Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.07, if the redetermined Borrowing Base is less than the aggregate outstanding principal amount of the Loans, then the Borrower shall within thirty (30) days of receipt of written notice thereof prepay the Loans in an aggregate principal amount equal to such excess, together with interest on the principal amount paid accrued to the date of such prepayment.

          (c) The Borrower shall prepay the Loans, including principal, interest and all fees outstanding prior to termination of the Borrower.

          (d) Prepayments permitted or required under this Section 2.06 shall be without premium or penalty. Any prepayments on the Revolving Credit Loan may be reborrowed subject to the then effective Revolving Credit Commitment.

          Section 2.07  Borrowing Base.

          (a) The Borrowing Base shall be determined in accordance with Section 2.07(b) by the Lender and is subject to redetermination in accordance with
     Section 2.07(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.07(e) both for scheduled redeterminations and unscheduled redeterminations. So long as the Commitment is in effect or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until the Borrowing Base is redetermined pursuant to Section 2.07(d) or adjusted pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $3,500,000.

          (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Lender (the "Engineering Reports"), the Lender will redetermine the Borrowing Base in its sole and exclusive judgment. Such redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Lender may at any time (regardless of whether or not reports were submitted under Section 8.07), in it sole discretion, (i) make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time and (ii) redetermine the Borrowing Base.

          (c) The Lender may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Mortgaged Property or such Property is not assignable.

          (d) So long as the Commitment is in effect and until payment in full of all Loans hereunder, on or around the first Business Day of each May and November, commencing November 1, 1995 (each being a "Scheduled Redetermination Date"), or more frequently as requested by the Borrower the Lender shall redetermine the amount of the Borrowing Base in accordance with Section 2.07(b), provided, however, the Lender will not be obligated to respond to Borrower's request for a redetermination of the Borrowing Base more than two (2) times per year and not more than one time per quarter, including quarters that contain a scheduled Redetermination Date. In addition, the Lender may initiate a redetermination of the Borrowing Base at any other time as it elect, provided that such redetermination is at the cost and expense of Lender, unless such redetermination follows an Event of Default.

          (e) The Lender shall promptly notify the Borrower orally and confirm promptly in writing of the new Borrowing Base. Any redetermination of the Borrowing Base shall be in effect at such time oral notification is received by the Borrower.

          Section 2.08 Nonrecourse Obligations. Notwithstanding any other document, instrument, or other part of the Loan Documents, any and all liabilities and obligations created and evidenced hereby and thereby, shall be nonrecourse to, and without personal liability of, the Venturers, and their successors, and assigns, for all purposes, except for the amount of damage, if any, caused by such Venturer's fraud, willful misrepresentation or interference with foreclosure actions or any exercise of Lender's rights in connection with this Agreement, the Note, Security Instruments, or any other document, instrument, or other part of the Loan Documents. The holders of the Note, and all obligees and beneficiaries under such Loan Documents, their successors and assigns, agree to look only to the Borrower and its assets for repayment of any and all amounts at any time owing or due hereunder and thereunder or arising under any provision of this Agreement or any other Loan Document and not to any Venturer or their successors and assigns. Nothing in this Section 2.08 shall be construed so as to prevent Lender from commencing any action, suit or proceeding with respect to Borrower or causing legal papers to be served upon any Venturer for the purpose of obtaining jurisdiction over the Borrower. Borrower covenants and agrees that it will not permit any Venturers to contest any foreclosure action commenced by the Lender or to interfere with any exercise of Lender's rights in connection with this Agreement, the Note, Security Instruments, or any other document, instrument, or other part of the Loan Documents.


                                  ARTICLE III

                      PAYMENTS OF PRINCIPAL AND INTEREST

          Section 3.01 Repayment of Loans. The Borrower will pay to the Lender, the principal payments required by this Section 3.01. On the Revolving Credit Termination Date the Borrower shall repay the outstanding principal amount of the Note.

          Section 3.02 Interest. The Borrower will pay to the Lender interest on the unpaid principal amount of each Loan for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

     Notwithstanding the foregoing, the Borrower will pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Security Instrument or under the Note which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

     Accrued interest on the Loans shall be payable monthly commencing on August 1, 1995.

     Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall notify the Borrower thereof. Each determination by the Lender of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.


                                  ARTICLE IV

                         PAYMENTS; COMPUTATIONS; ETC.

          Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Note shall be made in Dollars, in immediately available funds, to the Lender at such account as the Lender shall specify by notice to the Borrower from time to time, not later than 2:00 p.m. Houston, Texas, time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment to be made to the Lender under this Agreement or the Note shall be paid promptly to the Lender, in immediately available funds. If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

          Section 4.02 Computations. Interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          Section 4.03  Set-off.   The Borrower agrees that, in addition to (and
without limitation of) any right of set-off, bankers' lien or counterclaim the Lender may otherwise have, the Lender shall have the right and be entitled, at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to the Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof, provided that Lender's failure to give such notice shall not affect the validity thereof.

          Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower unto and in favor of the Lender of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lender agrees that it will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lender, but the Lender will instead permit such proceeds to be paid to the Borrower.


                                   ARTICLE V

          Intentionally Left Blank.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          Section 6.01 Initial Funding. The obligation of the Lender to make the Initial Funding is subject to its receipt by the Lender of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Lender of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Lender in form and substance:

          (a) A certificate of the Managing Venturer setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents,
     (ii) the officers of the Managing Venturer (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the Partnership Agreement, certified as being true and complete. The Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

          (b) Certificate issued by the Secretary of State for Louisiana stating that the Borrower is registered to do business in such state.

          (c) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.

          (d) The Note, duly completed and executed.

          (e) The Security Instruments described on Exhibit E, duly completed and executed in sufficient number of counterparts for recording, if necessary.

          (f) An opinion of Robert Thomas, general counsel of the Borrower, in form and substance reasonably satisfactory to Lender.

          (g) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.19 hereof.

          (h) Copies of the most recent title opinions setting forth the status of title to the Borrower's interest in the Mortgaged Property.

          (i) Letters in Lieu executed in blank by the Borrower which may be sent by Lender to each of the purchasers of the Hydrocarbons of the Borrower produced from the Oil and Gas Properties pursuant to Section 11.02.

          (j) The Lender shall have been furnished with appropriate UCC search certificates reflecting the filing of all financing statements required to perfect the security interests granted by the Security Instruments and reflecting no prior liens or security interests.

          (k) Lender's satisfactory review of (i) title opinions described in
     (h) above; (ii) the Borrower's in-house land records as to the Mortgaged Properties; and (iii) any material contracts, as Lender may require concerning the title to and operations of the Oil and Gas Properties.

          (l) A copy of the Initial Reserve Report.

          (m) A list of remitters or purchasers of production from Oil and Gas Properties, together with addresses of same.

          (n) Evidence of consent of Edge Group II Limited Partnership.

          (o) Such other documents as the Lender or special counsel to the Lender may reasonably request.

Upon the Initial Funding, it shall be conclusively presumed that the Borrower has satisfactorily complied by items (a) through (o) above, except as may be communicated to Borrower by Lender in writing contemporaneously with the Initial Funding.

          Section 6.02 Initial and Subsequent Loans. The obligation of the Lender to make Loans to the Borrower upon the occasion of each borrowing hereunder (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:
(i) no Default shall have occurred and be continuing; (ii) no Material Adverse Effect shall have occurred; and (iii) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Lender may expressly consent in writing to the contrary. Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Lender prior to the date of and immediately following such borrowing as of the date thereof).


                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing as provided in
Section 6.02):

          Section 7.01 Existence. The Borrower: (i) is a partnership duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

          Section 7.02 Financial Condition. The audited balance sheet of the Borrower as at December 31, 1994, and the related statement of income, venturer's capital and cash flow of the Borrower for the fiscal year ended on said date, with the opinion thereon of Deloitte and Touche L.L.P. heretofore furnished to the Lender and the balance sheet of the Borrower as at March 31, 1995 and the related statements of income, venturer's capital and cash flow of the Borrower for the three-month period ended on such date heretofore furnished to the Lender, are complete and correct and fairly present the financial condition of the Borrower as at said dates and the results of its operations for the fiscal year and the three-month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). The Borrower does not have on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since March 31, 1995, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the Borrower have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

          Section 7.03  Litigation.  Except as disclosed to the Lender in
Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower which involves the possibility of any judgment or liability against the Borrower not fully covered by insurance (except for normal deductibles).

          Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the Partnership Agreement of the Borrower, or any Governmental Requirement or any agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

          Section 7.05 Authority. The Borrower has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as such terms may be subject to limitations relating to bankruptcy, insolvency, moratorium, equity and other laws relating to creditors' and debtors' rights.

          Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

          Section 7.07 Use of Loans. The proceeds of the Loans shall be used for general joint venture purposes, including reserve acquisitions, development drilling, and working capital needs. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

           Section 7.08 ERISA. The Borrower does not maintain any employee pension plan as defined in Section 3(2) of ERISA.

          Section 7.09 Taxes. Except as set out in Schedule 7.09, the Borrower has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

          Section 7.10  Titles, Etc.

          (a) Except as set out in Schedule 7.10, the Borrower has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section
     9.02. Except as set forth in Schedule 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the Initial Reserve Report. Further, upon delivery of each Reserve Report, the statements made in the preceding sentence shall be true with respect to such furnished Reserve Reports including the ownership of the units and wells set forth therein. All information contained in the Initial Reserve Report is true and correct in all material respects as of the date thereof.

          (b) All leases and agreements necessary for the conduct of the business of the Borrower are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower.

          (c) The rights, properties and other assets presently owned, leased or licensed by the Borrower including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

          (d) All of the assets and Properties of the Borrower which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

          Section 7.11 No Material Misstatements. To the best knowledge of the Borrower, no written information, statement, exhibit, certificate, document or report furnished to the Lender by the Borrower in connection with the negotiation of this Agree ment contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower. To the best knowledge of the Borrower, there is no fact peculiar to the Borrower which has a Material Adverse Effect or in the future is reasonably likely to have

(so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Lender by or on behalf of the Borrower prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

          Section 7.12 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 7.13 Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 7.14  Subsidiaries and Partnerships.  Except as set forth on
Schedule 7.14, the Borrower has no Subsidiaries and has no interest in any partnerships, except for special purpose tax partnerships and/or partnerships created as a result of joint operating agreements.

          Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement.

          Section 7.16 Defaults. The Borrower is not in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower is a party or by which the Borrower is bound which default would have a Material Adverse Effect. No Default under this Agreement has occurred and is continuing.

          Section 7.17  Environmental Matters.  Except (i) as provided in
Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

          (a) To the best knowledge of Borrower, neither any Property of the Borrower nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

          (b) Without limitation of clause (a) above, no Property of the Borrower nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

          (c) To the best knowledge of Borrower, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (d) To the best knowledge of Borrower, all hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

          (e) The Borrower has taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

          (f) To the extent applicable, all Property of the Borrower currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

          (g) The Borrower does not have any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

          Section 7.18 Compliance with the Law. To the best knowledge of Borrower, the Borrower has not violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect to the best knowledge of Borrower, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

          Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Borrower is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule
7.19 identifies all material risks, if any, which the Borrower and its Board of Directors or officers have designated as being self insured. The Borrower has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

          Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

          Section 7.21 Restriction on Liens. The Borrower is not a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets of Properties.

          Section 7.22 Material Agreements. Set forth on Schedule 7.22 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or, and all obligations of the Borrower to issuers of surety or appeal bonds issued for account of the Borrower, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation.

          Section 7.23 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.23 or on the most recent certificate delivered pursuant to
Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties which would require the Borrower to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

          Section 7.24 Partnership Agreement. The Partnership Agreement has not been terminated, is in full force and effect as of the date hereof and no default has occurred and is in continuance thereunder which would have a Material Adverse Effect.

           Section 7.25 Remittances. All remittances to Borrower from purchasers of Hydrocarbons are in the form of a check.


                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

          Section 8.01 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Lender:

          (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited statements of income, venturer's capital, and cash flow of the Borrower for such fiscal year, and the related balance sheets of the Borrower and as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Lender which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception.

          (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, statements of income, venturer's capital, cash flow of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, accompanied by a certificate of a Responsible Officer which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

          (c) Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

          (d) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and a copy of any response by the Borrower or the Board of Directors of the Managing Venturer of the Borrower to such letter or report.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.11 and 9.12 as of the end of the respective fiscal quarter or fiscal year.

          Section 8.02 Litigation. The Borrower shall promptly give to the Lender notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower, except proceedings which, if adversely determined, would not have a Material Adverse Effect, and
(ii) of any litigation or proceeding affecting the Borrower in which the amount involved is not covered by insurance, or in which injunctive or similar relief is sought. The Borrower will promptly notify the Lender of any claim, judgment, Lien or other encumbrance affecting any Property of the Borrower if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.

          Section 8.03  Maintenance, Etc.

          (a) The Borrower shall: preserve and maintain its existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender; and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

          (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Lender a certificate of insurance coverage from the insurer in form and substance satisfactory to the Lender and, if requested, will furnish the Lender copies of the applicable policies.

          (c) The Borrower will operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

          (d) The Borrower will at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Borrower will promptly: (i) pay and discharge or make reasonable and customary efforts to cause to be paid and discharged all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties and (iii) will do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 9.14 hereof. The Borrower will operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

          Section 8.04  Environmental Matters.

          (a) The Borrower will establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Borrower and the operations conducted thereon and other activities of the Borrower are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

          (b) The Borrower will promptly notify the Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

          Section 8.05 Further Assurances. The Borrower will cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will promptly execute and deliver to the Lender upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

          Section 8.06 Performance of Obligations. The Borrower will pay the Note according to the reading, tenor and effect thereof; and the Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

           Section 8.07  Engineering Reports.

          (a) On or before April 1 of each year, the Borrower shall furnish to the Lender a Reserve Report prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Lender, which Reserve Report shall evaluate the Oil and Gas Properties of the Borrower as of January 1 of such year.

          (b) On or before October 1 of each year, the Borrower shall furnish to the Lender a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been furnished pursuant to Section 8.07(a) which shall evaluate the oil and Gas Properties of the Borrower as appropriate as of the immediately preceding July 1.

          (c) With the delivery of each Reserve Report, the Borrower shall provide to the Lender, a certificate from the Responsible Officer certifying that, to the best of his knowledge and in all material respects:
     (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor,
     (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Lender,
     (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property and (vii) any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change.

           Section 8.08  Title Information.

          (a) On or before the delivery to the Lender of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance acceptable to the Lender covering enough of the Oil and Gas Property evaluated by such

     Reserve Report that was not included in the immediately preceding Reserve Report, so that the Lender shall have received together with title information previously delivered to the Lender, satisfactory title information on the Oil and Gas Properties evaluated by such Reserve Report which are satisfactory to the Lender.

          (b) The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 45 days after a request by the Lender to cure such defects or exceptions.

          (c) If the Borrower is unable to cure any title defect requested by the Lender to be cured within the 45-day period or the Borrower does not comply with the requirements to provide title information of the Oil and Gas Properties evaluated in the most recent Reserve Report acceptable to Lender, such default shall not be a Default or an Event of Default, but instead the Lender shall have the right to exercise the following remedy in its sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Lender. To the extent that the Lender is not satisfied with title to any Mortgaged Property after the time period in Section 8.08(b) has elapsed, such unacceptable Mortgaged Property shall not count towards the Borrowing Base and the Lender may send a notice to the Borrower that the then outstanding Borrowing Base shall be reduced by an amount attributable to such unacceptable Mortgaged Property. This new Borrowing Base shall become effective immediately after receipt of such notice. At such time Lender, upon the request of Borrower, shall execute appropriate documentation to release any lien it may have on such unacceptable Mortgaged Property. All such releases shall be prepared by Lender at the reasonable expense of Borrower.

          Section 8.09  Additional Collateral.

          (a) Should the Borrower acquire any additional Oil and Gas Properties and desire to add the benefit of the value of same to the Borrowing Base, the Borrower will grant to the Lender as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on the Borrower's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Lender in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

          (b) Concurrently with the granting of the Lien or other action referred to in Section 8.07(a) above, the Borrower will provide to the Lender title information in form and substance satisfactory to the Lender in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties.

          (c) Also, promptly after the filing of any new Security Instrument, upon the reasonable request of the Lender, the Borrower will provide to the Lender an opinion addressed to the Lender in form and substance reasonably satisfactory to the Lender in its sole discretion from counsel acceptable to Lender.

          Section 8.10 Change in Management. The Borrower shall notify Lender in the event there is a change in the senior management of the Borrower.

          Section 8.12 Operating Accounts. At all times the Borrower shall maintain all principal operating accounts of the Borrower with the Lender until all the Indebtedness under this Agreement is paid in full and this Agreement is terminated.

          Section 8.13 Remittances. The Borrower shall notify Lender in the event purchasers of Hydrocarbons remit payment to Borrower by means of wire transfer.


                                  ARTICLE IX

                              NEGATIVE COVENANTS

     The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Lender:

          Section 9.01 Debt. The Borrower will not incur, create, assume or suffer to exist any Debt, except:

          (a) the Note or other Indebtedness or any guaranty of or suretyship arrangement for the Note or other Indebtedness;

          (b) Debt of the Borrower existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

          (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

          (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $100,000;

          (e) Debt of the Borrower under Hedging Agreements provided (i) the Hedging Agreements do not encompass more than 75% of projected production from proved, developed, producing reserves (ii) the strike price is not less than the Lender's energy product pricing guidelines and (iii) the Lender has approved the counterparty;

          (f) Bonds or surety obligations required by government agencies in connection with the operation of the Oil and Gas Properties; and

          (g) Debt in connection with the Subordinated Note.

          Section 9.02 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a) Liens securing the payment of any Indebtedness;

          (b)  Excepted Liens;

          (c) Liens securing leases allowed under Section 9.01(d) but only on the Property under lease;

          (d) Liens disclosed on Schedule 9.02;

          (e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(f); and

          (f) Liens securing the Subordinated Note to the extent, and only to the extent, such Liens are permitted pursuant to the Subordination Agreement.

          Section 9.03 Investments, Loans and Advances. The Borrower will not make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

          (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lender in Schedule 9.03;

          (b) accounts receivable arising in the ordinary course of business;

          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof and repurchase agreements with respect to such types of securities contracted with entities having a net worth of not less than $100,000,000.00 (as of the date of such bank or trust company's most recent financial reports);

          (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poors Corporation or Moody's Investors Service, Inc.;

          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, the Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of the Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

          (f) deposits in money market funds;

          (g) investments, loans or advances made by the Borrower in any other person, company or other entity, not to exceed at any one time outstanding $10,000 in the aggregate;

          (h) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto;

          (i) investments in Eurodollars purchased through and maintained at entities having a net worth of not less than $100,000,000.00 (as the date of such bank or trust company's most recent financial reports); and

          (j) banker's acceptances maturing within one year from the date of creation.

          Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its partnership interests now or hereafter outstanding, return any capital to the Venturers or make any distribution of its assets to the Venturers, except that so long as no Default or Event of Default has occurred and is continuing or would be caused by any of same, distributions may be made provided that such distributions are made on a quarterly basis and are not cumulative; and do not exceed 50% of cash flow in excess of that amount which is required to comply with Section 9.12.

          Section 9.05 Sales and Leasebacks. The Borrower will not enter into any arrangement, directly or indirectly, with any Person whereby the Borrower shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred.

          Section 9.06 Nature of Business. The Borrower will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

          Section 9.07 Limitation on Leases. The Borrower will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower pursuant to such leases or lease agreements to exceed $300,000 in any period of twelve consecutive calendar months during the life of such leases.

          Section 9.08 Mergers, Etc. The Borrower will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, without the prior written consent of the Lender, which consent will not be unreasonably withheld.

          Section 9.09 Proceeds of Note. The Borrower will not permit the proceeds of the Note to be used for any purpose other than those permitted by
Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.


          Section 9.10 Sale or Discount of Receivables. The Borrower will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

          Section 9.11 Tangible Venturer's Capital. The Borrower will not permit its tangible venturer's capital to be less than $4,000,000 plus 50% of positive net income and 100% of equity raised for all quarterly periods subsequent to March 31, 1995, at any time. As used in this Section 9.11, "tangible venturer's capital" shall mean (i) total assets as would in accordance with GAAP be reflected on the balance sheet of Borrower exclusive of intellectual property, experimental or organizational expenses, franchises, licenses, permits, good will, and other intangible assets minus (ii) total liabilities as would in accordance with GAAP be reflected in Borrower's balance sheet.

          Section 9.12 Cash Flow to Debt Service Coverage Ratio. The Borrower will not permit its Cash Flow to Debt Service Ratio as of the end of any fiscal quarter of the Borrower (calculated on a rolling four-quarter basis) to be less than 1.25 to 1.00. For purposes of this Section 9.12, "Cash Flow to Debt Service Ratio" shall mean the ratio of (i) net income plus depreciation, depletion, amortization and any other non-cash expenses less non-cash income for the four fiscal quarters ending on such date to (ii) cash payments made for principal on debt, excluding payments to RIMCO, or capital leases other than the Loan for such four fiscal quarters of the Borrower, plus 1/3rd of the sum of the balance of the Loans at the end of such quarter.

          Section 9.13 Sale of Oil and Gas Properties. The Borrower will not sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property upon which the Lender has a Lien except
(i) the sale of Hydrocarbons in the ordinary course of business and Oil and Gas Property for which the Borrower has given the Lender at least thirty (30) days prior written notice of the proposed transfer; (ii) the sale or disposition of assets which are not material to the operations of Borrower when taken as a whole; (iii) the sale or disposition of any Oil and Gas Property constituting not more than 10% of the Borrowing Base, as determined by Lender, in the aggregate during the term of this Agreement, in which event the Borrowing Base shall be adjusted by the Lender, and provided that any mandatory prepayment required as a result thereof is made at the time of such sale or disposition; and (iv) sale of oil and gas prospects in the normal course of business. So long as no Event of Default has occurred and is continuing or would be occasioned by the following, the Borrower may sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property, any other interest in any Oil and Gas Property, and other assets of Borrower which are not subject to a Lien in favor of Lender.

          Section 9.14 Environmental Matters. The Borrower will not cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

          Section 9.15 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided, however, that the term Affiliate as used in this Section 9.15 shall also include (i) any member of the immediate family (including parents, spouse and children) or any director or officer of any Person directly or indirectly controlled by, controlling or under common control with such first Person, and (ii) any trust whose principal beneficiary is one or more members of such immediate family and any Person who is controlled by any such member or trust.

          Section 9.16 Subsidiaries and Partnerships. The Borrower shall not create any Subsidiaries or additional partnerships except for special purpose tax partnerships created to explore for oil and gas or partnerships created as a result of joint operating agreements. The Borrower shall not and shall not permit any Subsidiary to sell any stock of a Subsidiary or any interest in a partnership. The Borrower shall not permit any Subsidiary to issue any stock except to the Borrower and except in compliance with Section 9.03.

          Section 9.17 Negative Pledge Agreements. The Borrower will not create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or which requires the consent of or notice to other Persons in connection therewith.

          Section 9.18 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower which would require the Borrower to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed 10% of deliveries of gas production for the preceding month.

          Section 9.19 Partnership Agreement. The Borrower will not amend or permit to be amended the Partnership Agreement without the prior written consent of the Lender.

          Section 9.20 Subordinated Note. The Borrower will not pay (i) any interest in connection with the Subordinated Note, except for so long as no Event of Default has occurred and is continuing or would be caused by the payment of such interest payment; and (ii) any principal payments except with Lender's consent.


                                   ARTICLE X

                          EVENTS OF DEFAULT; REMEDIES

          Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

          (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal, shall continue unremedied for a period of three (3) Business Days; or

          (b) the Borrower shall default in the payment when due of any principal of or interest on any of its other Debt, or any event specified in any note, agreement, indenture or other document evidencing or relating to any Debt aggregating $200,000 or more shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

          (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower, or any certificate furnished to the Lender pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) the Borrower shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty
     (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Lender or (ii) the Borrower otherwise becoming aware of such default; or

          (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or
     (vi) take any action for the purpose of effecting any of the foregoing; or

          (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

          (h) a judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

          (j) the Borrower discontinues its usual business or suffers to exist any material change in its ownership, control or management; provided, however, Borrower may commence dissolution on or after April 8, 1996, in accordance with the Partnership Agreement so long as no Event of Default has occurred and is continuing or would be occasioned by such action.

          Section 10.02  Remedies.

          (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01, the Lender may, by notice to the Borrower, cancel the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower, except for the notice required by line two of this subsection 10.02(a).

          (b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01, the Commitment shall be automatically cancelled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          (c) All proceeds received after maturity of the Note, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Note; third to fees; fourth to principal outstanding on the Note; and, to the extent of any excess to be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                  ARTICLE XI

                                 MISCELLANEOUS


        Section 11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        Section 11.02 Letters in Lieu. Borrower has executed and left with Lender numerous Letters in Lieu which Lender is authorized to complete and mail to purchasers of production in the event that a Event of Default has occurred and is continuing. Lender shall use reasonable efforts to notify Borrower that Letters in Lieu have been completed and mailed to purchasers of production; provided, however, failure to give such notice shall not affect the Lender's rights to take such action or the validity thereof. In the event the Letters in Lieu are not used and the indebtedness has been paid in full, Lender shall return Letters in Lieu to Borrower.

        Section 11.03 Notices. All notices and other communications provided for herein and in the Security Instructions (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the Security Instruments) shall be given or made by telex, telecopy, telegraph, cable, courier or U.S. Mail or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Security Instruments; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the Security Instruments, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

        Section 11.04 Payment of Expenses, Indemnities, etc. The Borrower agrees:

           (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Lender in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Lender, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel for the Lender and in the case of enforcement for the Lender); and promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement or any Security Instrument;

          (b) TO INDEMNIFY THE LENDER AND ITS AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS,
     (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER, (IV) THE FAILURE OF THE BORROWER TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) ANY ASSERTION THAT THE LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (VII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS OF THE LENDER'S SHAREHOLDERS AGAINST THE LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

          (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES,
     (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN

     DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER
     THIS SECTION 11.03(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

          (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 11.04.

          (e) In the case of any indemnification hereunder, the Lender shall give notice to the Borrower of any such claim or demand being made against an Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

          (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

          (g) The Borrower's obligations under this Section 11.04 shall survive any termination of this Agreement and the payment of the Note and shall continue thereafter in full force and effect.

          (h) The Borrower shall pay any amounts due under this Section 11.04 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

          Section 11.05 Amendments, Etc. Any provision of this Agreement or any Security Instruments may be amended, modified or waived with the Borrower's and the Lender's prior written consent.

          Section 11.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           Section 11.07  Assignments and Participations.

          (a) The Borrower may not assign its rights or obligations hereunder or under the Note without the prior consent of the Lender.

          (b) The Lender may transfer, grant or assign participations in all or any part of its interests hereunder pursuant to this Section 11.07(b) to any Person, provided that: (i) the Lender shall remain the "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) extend the Revolving Credit Termination, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitment or Loans in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitment or Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security
     Instruments (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if the Lender had not sold such participation, provided that such participant shall be entitled to be indemnified under Section 11.04 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 11.16.

          (c) The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 11.16 hereof.

          (d) Notwithstanding anything in this Section 11.07 to the contrary, the Lender may assign and pledge the Note to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the Lender from its obligations hereunder.

          (e) Notwithstanding any other provisions of this Section 11.07, no transfer or assignment of the interests or obligations of the Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

          Section 11.08 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any of the other Loan Documents.

          Section 11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 11.10 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

          Section 11.11  Survival. The obligations of the parties under Sections
11.04 and 11.16 shall survive the repayment of the Loans and the termination of the Commitment. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Lender's Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Lender to effect such reinstatement.

          Section 11.12 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          Section 11.13 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          Section 11.14  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (A) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS THE LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE THE LENDER IS LOCATED. TEX. REV. CIV. STAT. ANN. ART. 5069, CH. 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

          (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

          (C) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER OR ANY HOLDER OF THE NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          Section 11.15 Interest. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of Texas, or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Loan Documents or any agreement entered into in connection with or as security for the Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under the Note, this Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection with the Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the Highest Lawful Rate applicable to the Lender pursuant to this Section 11.15 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Highest Lawful Rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 11.15. To the extent that Article 5069-
1.04 of the Texas Revised Civil Statutes is relevant for the purpose of determining the Highest Lawful Rate, the Lender elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.
          Section 11.16  Confidentiality.   In the event that the Borrower
provides to the Lender written confidential information belonging to the Borrower, the Lender shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Lender breaching its obligation of confidence to the Borrower, (iii) are previously known by the Lender from some source other than the Borrower, (iv) are hereafter developed by the Lender without using the Borrower's information, (v) are hereafter obtained by or available to the Lender from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Lender, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Lender may disclose any such information to any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Lender arising by contract, agreement, statute or law except as expressly stated in this Section 11.16.

          Section 11.17 Effectiveness. This Agreement shall be effective on the Closing Date (the "Effective Date").

          Section 11.18 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

          The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                              EDGE JOINT VENTURE II


                                       By:  EDGE PETROLEUM
                                            CORPORATION,  Managing Venturer


                                            By: /s/ John E. Calaway
                                               -----------------------------
                                                John E. Calaway
                                                President

                                                Address for Notices:

                                       1111 Bagby
                                       2100 Texaco Heritage Plaza
                                       Houston, Texas  77002

                                       Telecopier No.:  (713) 654-7722
                                       Telephone No.:  (713) 654-8960
                                       Attention:  Mr. Richard S. Dale


LENDER:                                COMPASS BANK-HOUSTON



                                       By: /s/ Dorothy Marchand Wilson
                                           ------------------------------
                                           Dorothy Marchand Wilson
                                           Vice President


                                           Address for Notices:

                                       24 Greenway Plaza
                                       Suite 1401
                                       Houston, Texas  77046

                                       Telecopier No.: (713) 968-8222
                                       Telephone No.:  (713) 968-8272
                                       Attention:  Dorothy Marchand Wilson

                                   EXHIBIT A

                                 FORM OF NOTE


$20,000,000.00                                                   July ___, 1995


    FOR VALUE RECEIVED, EDGE JOINT VENTURE II, a joint venture formed under the laws of the State of Texas (the "Borrower") hereby promises to pay to the order of COMPASS BANK- HOUSTON (the "Lender"), at its Principal Office at 24 Greenway Plaza, P.O. Box 4444, Houston, Texas, 77210-4444, the principal sum of TWENTY MILLION AND NO/100 Dollars ($20,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

    The date, amount, and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof.

    This Note is the Note referred to in the Credit Agreement dated on even date herewith between the Borrower and the Lender and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended or supplemented from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

    This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

    Notwithstanding any other provision of this Note, the Credit Agreement, Security Instruments, or any other document, instrument, or other part of the Loan Documents, any and all liabilities and obligations created and evidenced hereby and thereby, shall be nonrecourse to, and without personal liability of, the Venturers, and their successors, and assigns, for all purposes, except for the amount of damage, if any, caused by such Venturer's fraud, willful misrepresentation or interference with foreclosure actions or any exercise of Lender's rights in connection with this Note, the Credit Agreement, Security Instruments, or any other document, instrument, or other part of the Loan Documents. The holders of this Note, and all obligees and beneficiaries under such Loan Documents, their successors and assigns, agree to look only to the Borrower and its assets for repayment of any and all amounts at any time owing or due hereunder and thereunder or arising under any provision of this Note, the Credit Agreement or any other Loan Document and not to any Venturer or their successors and assigns. Nothing in this Note shall be construed so as to prevent Lender from commencing any action, suit or proceeding with respect to Borrower or causing legal papers to be served upon any Venturer for the purpose of obtaining jurisdiction over the Borrower. Borrower covenants and agrees that it will not permit any Venturers to contest any foreclosure action commenced by the Lender or to interfere with any exercise of Lender's rights in connection with this Agreement, the Note, Security Instruments, or any other document, instrument, or other part of the Loan Documents.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                       EDGE JOINT VENTURE II

                                       By: EDGE PETROLEUM CORPORATION,
                                           Managing Venturer



                                           By: _______________________________
                                               Name:
                                               Title:

                                   EXHIBIT B

                           FORM OF BORROWING REQUEST


                         _____________________, 199__


    EDGE JOINT VENTURE II, a joint venture formed under the laws of the State of Texas (the "Borrower"), pursuant to the Credit Agreement dated as of July ___, 1995, between the Borrower and COMPASS BANK - HOUSTON (the "Lender") (the "Credit Agreement") hereby requests loans on the date and in the amounts as follows:


          LOANS:

     (A)  AGGREGATE AMOUNT OF NEW LOANS TO BE $______________________;

     (B)  REQUESTED FUNDING DATE IS _________________, 199__;

     (C) FUNDS SHOULD BE DISTRIBUTED TO THE FOLLOWING ACCOUNT OF BORROWER MAINTAINED WITH LENDER: ___________________________________.


          The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing under the terms and conditions of the Credit Agreement.

                                       EDGE JOINT VENTURE II

                                       By: EDGE PETROLEUM CORPORATION,
                                           Managing Venturer



                                           By: _______________________________
                                               Name:
                                               Title:

                                   EXHIBIT C

                        FORM OF COMPLIANCE CERTIFICATE



    The undersigned hereby certifies that he is the ________________ of EDGE JOINT VENTURE II, a joint venture formed under the laws of the State of Texas (the "Borrower") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of July __, 1995 (together with all amendments or supplements thereto being the "Agreement") between the Borrower and COMPASS BANK - HOUSTON (the "Lender"), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The representations and warranties of the Borrower contained in
     Article VII of the Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Agreement.

          (b) The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

          (c) The Borrower has not incurred any material liabilities, direct or contingent, since _________________, except those set forth in Schedule
     9.01 to the Agreement and except those allowed by the terms of the Agreement or consented to by the Lender in writing.

          (d) Since __________________, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower which would have a Material Adverse Effect.

          (e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Borrower, or under any material agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

     EXECUTED AND DELIVERED this ____ day of ______________.


                                       EDGE JOINT VENTURE II

                                       By: EDGE PETROLEUM CORPORATION,
                                           Managing Venturer



                                           By: _______________________________
                                               Name:  John E. Calaway
                                               Title: President

                                   EXHIBIT D

                           [Letterhead of Borrower]



                            ________________, 19___



[Purchaser of Hydrocarbons]                                 VIA REGISTERED MAIL
                                                       RETURN RECEIPT REQUESTED


    Re:   [Descriptions of Field and Division Order Identification Number]

Gentlemen:

    You are currently paying for purchases of hydrocarbons from Edge Joint Venture II ("Borrower") with respect to the above property. Borrower has mortgaged its interest in this property to Compass Bank-Houston ("Lender"). Borrower and Lender have agreed that the proceeds from this property shall be collected through Lender. Henceforth, please have all checks for payment of the hydrocarbons from these properties paid to the order of Borrower and mail such checks to:

                            Compass Bank - Houston
                            P.O. Box 4444
                            Houston, Texas 77210-4444
                            Attn: Dorothy Marchand Wilson

    You are directed to continue to make checks payable and to mail checks as set forth above unless and until you should receive contrary instructions in writing from Lender or from Borrower and Lender.

                                       EDGE JOINT VENTURE II



                                       By: EDGE PETROLEUM
                                           CORPORATION,  Managing Venturer


                                           By: _______________________________
                                               John E. Calaway
                                               President


                                       COMPASS BANK - HOUSTON


                                       By: ___________________________________
                                           Dorothy Marchand Wilson
                                           Vice President





                                      D-2
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                                   EXHIBIT E

                             SECURITY INSTRUMENTS



1. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement from Edge Joint Venture II ("Borrower") covering property in Texas, Mississippi and Alabama.

2.    Financing Statement relating to Document No. 1 for Borrower.

3. Mortgage, Assignment of Production, Security Agreement and Financing Statement from Borrower covering property in Louisiana.

4.    Financing Statement relating to Document No. 4 for Borrower.

5.    Subordination Agreement between James Calaway, Sr. and Compass Bank -
      Houston.

6.    Letters in Lieu.